UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 1, 2016

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, Sinclair Broadcast Group, Inc. (the “Company”) announced the following executive promotions and changes which will become effective January 1, 2017:

•                                          David Smith from Chairman, President & Chief Executive Officer to Executive Chairman.  Mr. Smith will have direct oversight of the development, implementation and globalization of the Next Generation Broadcast Platform (ATSC 3.0) and expansion of our news franchise.  Mr. Smith will also be directly involved with public policy as it relates to the broadcast industry.

•                                          Christopher Ripley from Chief Financial Officer to President & Chief Executive Officer.  Mr. Ripley will oversee and manage the Company’s business and operations.  Mr. Ripley will report to the Board of Directors.

•                                          Lucy Rutishauser from SVP Corporate Finance & Treasurer to SVP Chief Financial Officer & Treasurer.  Ms. Rutishauser will have direct oversight of the Company’s treasury, accounting, tax, finance, business intelligence & analytics, investor relations and corporate communications departments.

Mr. Ripley has served as Chief Financial Officer of the Company since 2014.  From 2013 until joining the Company, he was Founder and Managing Partner of Canor LLC, a boutique media/entertainment advisory firm.  From 2001 to 2013, he was a Managing Director at UBS Investment Bank’s Global Media Group and served as Head of the Los Angeles office where he managed, advised and/or structured various financings and merger and acquisition transactions, managed bankers and support staff, and oversaw regulatory and compliance matters for the office.

Ms. Rutishauser has served as the Company’s SVP Corporate Finance & Treasurer since 2013, as VP Corporate Finance & Treasurer from 2002 to 2013, as Treasurer from 2001 to 2002, and as Assistant Treasurer from 1998 to 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Senior Vice President / Chief Accounting Officer

Dated:  November 2, 2016